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[SAUER DANFOSS LOGO]


FOR IMMEDIATE RELEASE
MARCH 29, 2001

        SAUER-DANFOSS INC. REVISES FIRST QUARTER 2001 EARNINGS PROJECTION


AMES, IOWA, USA, MARCH 29, 2001--SAUER-DANFOSS INC. (NYSE: SHS; FSE: SAR) today announced that it expects earnings per share for the first quarter ending April 1, 2001, to be lower than the Company's previously issued guidance. The Company expects to report first quarter earnings in the range of $0.24 to $0.27 per share. The earnings revision is primarily due to weak markets in North America and a corresponding reduction in regional sales during the quarter.

The Company also announced that, due to the broad uncertainties in the Company's end markets and in the North American economy, it has lower visibility with regards to the earnings outlook for the full year 2001, even though European sales remain at expected levels. Therefore, the Company is not providing earnings guidance for 2001 at this time.

David L. Pfeifle, Sauer-Danfoss' President and Chief Executive Officer, commented, "In response to challenging market conditions, we are taking the appropriate actions to ensure that our costs are in line with our sales. We are also carefully evaluating our capital expenditures, and we are sharply focused on maintaining appropriate inventory levels. We continue to win new customer programs which helps reduce the impact of base market softness."

The Company expects to release First Quarter results after the close of markets on May 3, 2001.

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of mobile equipment. Sauer-Danfoss, with approximately 7,000 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the United States and China, and principal business centers in Ames, Iowa; Neumunster, Germany; and Nordborg, Denmark. More details online at www.sauer-danfoss.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, BUT RATHER ARE SUBJECT TO RISKS AND UNCERTAINTIES. ALL STATEMENTS REGARDING FUTURE PERFORMANCE, GROWTH, SALES AND EARNINGS PROJECTIONS, CONDITIONS OR DEVELOPMENTS ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CURRENT FINANCIAL AND ECONOMIC CONDITIONS AND RELY HEAVILY ON THE COMPANY'S INTERPRETATIONS OF WHAT IT CONSIDERS KEY ECONOMIC ASSUMPTIONS. ACTUAL FUTURE RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN: GLOBAL ECONOMIC FACTORS, INCLUDING FOREIGN CURRENCY MOVEMENTS AND DIFFICULTIES ENTERING NEW MARKETS; GENERAL ECONOMIC CONDITIONS, INCLUDING INTEREST RATES; SPECIFIC ECONOMIC CONDITIONS IN THE AGRICULTURE, CONSTRUCTION, ROAD BUILDING, TURF CARE AND SPECIALTY VEHICLE MARKETS AND THE IMPACT OF SUCH CONDITIONS ON THE COMPANY'S CUSTOMERS IN SUCH MARKETS; MAJOR CUSTOMERS' PRODUCT AND PROGRAM DEVELOPMENT PLANS AND THE COMPANY'S ROLE IN SUCH PLANS; BUSINESS RELATIONSHIPS WITH MAJOR CUSTOMERS AND SUPPLIERS; ENERGY PRICES; PRICING AND PRODUCT INITIATIVES AND OTHER ACTIONS TAKEN BY COMPETITORS; ABILITY OF SUPPLIERS TO PROVIDE MATERIALS AS NEEDED AND THE COMPANY'S ABILITY TO RECOVER ANY PRICE INCREASES FOR MATERIALS IN PRODUCT PRICING; LABOR RELATIONS; THE COMPANY'S EXECUTION OF INTERNAL PERFORMANCE PLANS; AND OTHER BUSINESS CONDITIONS. FURTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS, INCLUDING FACTORS THAT POTENTIALLY



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COULD MATERIALLY AFFECT THE COMPANY'S FINANCIAL RESULTS, IS INCLUDED IN THE
COMPANY'S MOST RECENT QUARTERLY REPORT ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


FOR FURTHER INFORMATION PLEASE CONTACT:
SAUER-DANFOSS INC. - INVESTOR RELATIONS

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
KENNETH D. MCCUSKEY             Sauer-Danfoss Inc.        Phone:   (515) 239-6364
Vice President - Finance        2800 East 13th Street     Fax:     (515) 239-6443
                                Ames, Iowa, USA 50010     kmccuskey@sauer-danfoss.com

JOHN N. LANGRICK                Sauer-Danfoss Inc.        Phone:   +49-4321-871-190
Director of Finance - Europe    Krokamp 35                Fax:     +49-4321-871-121
                                D-24539 Neumunster        jlangrick@sauer-danfoss.com
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Internet:  HTTP://WWW.SAUER-DANFOSS.COM